Item 77c Series ____

To approve an Agreement and Plan of Reorganization providing for the sale of the assets of the Oppenheimer Capital Appreciation Portfolio (the Oppenheimer Portfolio) to, and the assumption of the liabilities of the Oppenheimer Portfolio by, the Jennison Growth Portfolio (the Jennison Portfolio), a series of Metropolitan Series Fund, Inc., in exchange for shares of the
 Jennison Portfolio and the distribution of such shares to the shareholders of the Oppenheimer Portfolio in complete liquidation of the Oppenheimer Portfolio.



For			96,107,812.001
Against			 4,338,344.044
Abstain			 6,691,020.249
TOTAL	               107,137,176.294

Item 77c Series ____

To approve an Agreement and Plan of Reorganization providing for the sale of the assets of the Batterymarch Growth and Income Portfolio (the Batterymarch Portfolio) to, and the assumption of the liabilities of the Batterymarch Portfolio by, the MetLife Stock Index Portfolio (the Index Portfolio), a series of Metropolitan Series Fund, Inc., in exchange for Class A shares of the Index Portfolio and the distribution of such shares to the shareholders of the Batterymarch Portfolio in complete liquidation of the Batterymarch Portfolio.


For			12,490,634.482
Against			   615,560.687
Abstain			   809,313.380
TOTAL			13,915,508.549


Item 77c Series ____

At a Joint Special Meeting of Shareholders held on
February 24, 2012, the shareholders voted for the following proposals-

To elect Stephen M. Alderman as a member of the Board of Trustees of the Trust.

For			6,956,937,576.221
Against			  273,308,386.827
Abstain			            0.000
TOTAL			7,230,245,963.048

To elect Jack R. Borsting as a member of the Board of Trustees of the Trust.

For			6,927,991,664.827
Against			  302,254,298.221
Abstain			            0.000
TOTAL			7,230,245,963.048

To elect Robert Boulware as a member of the Board of Trustees of the Trust.

For			6,959,991,761.463
Against			  270,254,201.585
Abstain			            0.000
TOTAL			7,230,245,963.048

To elect Daniel A. Doyle as a member of the Board of Trustees of the Trust.

For			6,964,884,647.134
Against			  265,361,315.914
Abstain			            0.000
TOTAL			7,230,245,963.048

To elect Elizabeth M. Forget as a member of the Board of Trustees of the Trust.

For			6,959,671,616.092
Against			  270,574,346.956
Abstain			            0.000
TOTAL			7,230,245,963.048


To elect Susan C. Gause as a member of the Board of Trustees of the Trust.

For			6,958,677,730.171
Against			  271,568,232.877
Abstain			            0.000
TOTAL			7,230,245,963.048

To elect Nancy Hawthorne as a member of the Board of Trustees of the Trust.

For			6,958,309,222.389
Against			  271,936,740.659
Abstain			            0.000
TOTAL			7,230,245,963.048

To elect Keith M. Schappert as a member of the Board of Trustees of the Trust.

For			6,953,421,623.260
Against			  276,824,339.788
Abstain			            0.000
TOTAL			7,230,245,963.048

To elect Linda B. Strumpf as a member of the Board of Trustees of the Trust.

For			6,948,314,385.157
Against			  281,931,577.891
Abstain			            0.000
TOTAL			7,230,245,963.048

To elect Dawn M. Vroegop as a member of the Board of Trustees of the Trust.

For			6,957,626,129.713
Against			  272,619,833.335
Abstain			            0.000
TOTAL			7,230,245,963.048